Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-64755) of Applied Cellular Technology, Inc. of our report, dated February 24, 1998, on Applied Cellular Technology, Inc. and Subsidiaries, included in Applied Cellular Technology, Inc.'s Form 10-K for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.



                                      RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
November 19, 1998







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